EXHIBIT 99.1

PETMED EXPRESS, INC.

QUARTER ENDED SEPTEMBER 30, 2012

CONFERENCE CALL TRANSCRIPT

OCTOBER 22, 2012 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express Incorporated doing business as 1-800 PetMeds Conference Call to review the financial results for the second fiscal quarter and six months ended on September 30, 2012. At the request of the company, this conference call is being recorded.  Founded in 1996, 1-800-PetMeds is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats direct to the consumer.  1-800-PetMeds markets its products through national television, online, direct mail and print advertising campaigns which direct consumers to order by phone or on the internet and aim to increase the recognition of the PetMeds family of brand names.  1-800-PetMeds provides an attractive alternative for updating pet medications in terms of convenience, price, ease of ordering and rapid home delivery.  At this time I would like to turn the call over to the company's Chief Financial Officer, Mr. Bruce Rosenbloom and sir you may begin.

Bruce Rosenbloom:

Thank you. I'd like to welcome everybody here today.  Before I turn the call over to Mendo Akdag, our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen only until the question and answer session which will be later in the call.  Also, certain information that will be included in this press conference may include forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risk, uncertainties and assumptions. Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now let me introduce today's speaker, Mendo Akdag, the President and Chief Executive Officer of 1-800-PetMeds, Mendo.

Mendo Akdag:

Thank you Bruce. Welcome everybody, thank you for joining us. Today we will review the highlights of our financial results. We'll compare our second fiscal quarter and six months ended on September 30, 2012 to last year's quarter and six months ended on September 30, 2011.  For the second fiscal quarter ended on September 30, 2012 sales were relatively flat at $58.1 million compared to sales of $58.2 for the same period the prior year.  For the six months ended on September 30, 2012 sales were $127.1 million compared to $131.8 million for the six months the prior year -- a decrease of 3.6%.  The sales stabilized for the quarter even though the average order value was about 5% lower at $72 compared to $76 for the same quarter the prior year. The decrease in average order value was due to additional discounts given and a change in product mix to lower priced items, mainly generics.  Also the unavailability of the Novartis Brands continued to negatively impact our sales.

For the second fiscal quarter net income was $4.0 million or $0.20 diluted per share compared to $3.9 million or $0.19 diluted per share for the same quarter the prior year, an increase to earnings per share of 6%.  For the six months net income was $8.0 million or $0.40 diluted per share compared to $8.8 million or $0.41 diluted per share a year ago, a decrease to earnings per share of 4%.  The increase for the quarter was due to a decrease in operating expenses and the decrease for the six months was mainly due to lower sales in the June quarter.

Reorder sales increased by 2.1% to $46.4 million for the quarter compared to reorder sales of $45.5 million for the same quarter the prior year. For the six months the reorder sales slightly decreased to $101.5 million compared to $102.1 million for the same period last year.  New order sales decreased by 8.1% to $11.7 million for the quarter compared to $12.7 million for the same period last year. For the six months the new order sales decreased by 13.8% to $25.6 million compared to $29.7 million for the same period last year.  The decreases were mainly due to reduction in advertising and decreases in average order value.

Exhibit 99.1 Page 1 of 5

We acquired approximately 177,000 new customers in our second fiscal quarter compared to 184,000 for the same period the prior year. And we acquired approximately 374,000 new customers in the six months compared to 410,000 for the same period a year ago.  Approximately 77% of our sales were generated on our website for the quarter compared to 74% for the same period the prior year which resulted in a 2.9% increase to our online sales for the quarter compared to the same quarter last year.  The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix, spring and summer are considered peak seasons, with fall and winter being the off seasons.

For the second fiscal quarter our gross profit as a percent of sales was 33.3% compared to 34.2% for the same period the prior year, and for the six months our gross profit as a percent of sales was 32.8% compared to 33.4% for the same period a year ago.  The percentage decreases can be attributed to increases in freight costs to improve service levels.

Our general and administrative expenses as a percent of sales improved to 9.2% for the quarter compared to 9.6% for the same period a year ago, and for the six months it was 8.9% which was the same as the six months the prior year.

For the quarter we spent $7.4 million in advertising compared to $7.9 million for the same quarter the prior year. The reduction of advertising for the quarter was due to the unavailability of TV remnant space inventory.  For the six months we spent $17.3 million in advertising compared to $18.0 million during the same period a year ago. The advertising cost of acquiring a customer improved to $42 for the quarter compared to $43 for the same quarter the prior year. For the six months it was $46 compared to $44 for the same period a year ago.

We had $47.0 million in cash and cash equivalents, $15.4 million in short-term investments and $19.6 million in inventory with no debt as of September 30, 2012. Net cash from operations for the six months was $15.7 million. Capital expenditures for the six months were approximately $290,000.  In accordance with our share repurchase program we repurchased approximately 397,000 shares, paying approximately $3.9 million during the quarter at an average price of $9.74.

This ends the financial review. Operator we are ready to take questions.

Coordinator:

Thank you. At this time if you'd like to ask a question please press star 1 on your touchtone phone. Please unmute your phone and record your name clearly when prompted. One moment please.  And we do have a question coming in from Kevin Ellich, Piper Jaffray, your line is open.

Kevin Ellich:

Good morning guys. Just a couple questions, I guess first of all...

Mendo Akdag:

Good morning.

Kevin Ellich:

Mendo, good morning. You mentioned the unavailability of TV advertising remnant space this quarter, are you still seeing that impact or have things started to open up?

Mendo Akdag:

We're still seeing the impact and we expect to see it until November 6th.

Kevin Ellich:

Until after - so it's really due to the election. So is it safe to assume that we should be looking at advertising expenditures, you know, being lower on a year-to-year basis similar to what we saw this quarter?

Mendo Akdag:

Probably, yes.

Kevin Ellich:

Okay. And then you also mentioned the discounts that impacted this quarter. Are you still offering any discount programs?

Mendo Akdag:

Yes we are. But it's - right now it's similar to what we did last year.

Exhibit 99.1 Page 2 of 5

Kevin Ellich:

Got it, got it, and then do you have any update or thought on when Novartis might be back online? We heard maybe by the end of the year but it seems to be - it seems like there's some conflicting information out there.

Mendo Akdag:

The latest information we have is the beginning of 2013.

Kevin Ellich:

Beginning of 2013, okay, got it. And then last question here -- it looks like, you know, Bruce maybe, on the cash flow statement we saw some investments -- just wondering if there's anything you can talk about on that front?

Bruce Rosenbloom:

We did invest additional cash into some short-term investments. We've held those short-term investments for a few years now and we just upped our balance from about $10.0 million to about $15.0 million.

Kevin Ellich:

Got it, okay. And then can you give - remind us where the buyback authorization is? Is it around $10 million now?

Mendo Akdag:

About $10 million remaining, yes.

Kevin Ellich:

Okay, got it. Thanks guys.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Next question comes from Erin Wilson, Bank of America/Merrill Lynch, your line is open.

Erin Wilson:

Can you give us an update on the supplies and accessories business and how that's progressing?

Mendo Akdag:

It's increasing but we're not going to get into the specifics.

Erin Wilson:

Okay. And then I guess I understand it's been inherently lower margin business but, I mean, are there ways to improve the profitability for that segment and are you still considering switching from your third party fulfillment strategy?

Mendo Akdag:

We are still using a third party fulfillment. As far as profitability is concerned, that depends on the product mix and we will only really carry it if it adds value and loyalty to our customer base - increase loyalty I should say.

Erin Wilson:

Okay, and then I'm curious what your thoughts were on the FTC discussion a few weeks ago. Did you expect - or do you expect, I guess, a follow-up to that with some sort of broader investigation or legislation?

Mendo Akdag:

We are not going to speculate on what FTC may or may not do. If and when they take any action we can talk about it.

Erin Wilson:

Okay. Thanks.

Coordinator:

Thank you. Next question comes from Michael Kupinski, Noble Financial, your line is open.

Michael Kupinski:

Thanks for taking the question. On the pet accessories are you still planning on carrying an inventory of pet accessories at this point? And I just wanted to follow-up on that one question there.

Mendo Akdag:

We are currently using third party fulfillment if that changes we'll let you know.

Michael Kupinski:

Okay. And did you notice any difference in the competitive landscape in the quarter for - particularly for flea and tick?

Mendo Akdag:

No, it was similar to last year.

Exhibit 99.1 Page 3 of 5

Michael Kupinski:

Okay, and then what - could you identify the revenue impact from the Novartis plant closings in the quarter -- what would you say was the revenue impact?

Mendo Akdag:

Our rough estimate is about $2 million.

Michael Kupinski:

Okay, and then just some housekeeping items -- the depreciation and amortization was a little lower -- is that a good run rate going forward or was there any particular reason for that to be down in the quarter -- from my estimate at least.

Mendo Akdag:

Right, there's been a reduction in capital expenditures and that's the reason it has been down. It depends on if we make any major capital expenditures, spending. At this time we are not planning on it but if we do we'll let you know.

Michael Kupinski:

If you can just remind me -- if the prospect for capital expenditures is that for updating the warehouse that you have in Pompano or what would be the reason why you would have an increase in CAPEX?

Mendo Akdag:

The distribution center is one possibility -- the other possibility change in our systems and software.

Michael Kupinski:

Okay, all right. Thank you. That's all I have.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you. Next question comes from Anthony Lebiedzinski with Sidotti and Company your line is open.

Anthony Lebiedzinski:

Good morning, a couple of questions - so, first, are you still seeing more customers ordering three packs versus six packs, for example, of flea and tick products? I know you mentioned this on your previous calls.

Mendo Akdag:

It was in the September quarter it was similar to the same quarter last year.

Anthony Lebiedzinski:

Okay, and your G&A costs were down a little bit more so than what we had expected. Is there anything - I know there is some seasonality in the expenses -- just wondering if perhaps you cut back on certain incentives, compensation expenses or anything else that we should think about?

Mendo Akdag:

It was credit card processing fees, professional fees, and a slight decrease in payroll, were the three that caused the reduction.

Anthony Lebiedzinski:

Okay, all right, thank you very much.

Mendo Akdag:

You're welcome.

Coordinator:

Thank you, and once again if you would like to ask a question please press star 1 on your touchtone phone -- and our next question comes from Mitch Bartlett, Craig-Hallum Company, your line is open, you may ask your question.

Mitchell Bartlett:

Thank you. I was just wondering if you could characterize kind of the pharmacy and the non-prescription side of the business. What is the trend on those two sides of the business broadly?

Mendo Akdag:

Actually in the September quarter the OTC was up and RX went down slightly, but the main reason is the unavailability of the Novartis brands.

Mitchell Bartlett:

The strength of the OTC how do you - is that new creative? What are you doing to see that kind of response after a couple years where it's been a little rocky?

Mendo Akdag:

Generics and being more aggressive, offering more discounts.

Mitchell Bartlett:

And the generics, what do you think that contributed to the decline in the AOV? How does that look?

Exhibit 99.1 Page 4 of 5

Mendo Akdag:

We're not going to comment on that.

Mitchell Bartlett:

Okay, thank you.

Mendo Akdag:

You're welcome.

Coordinator:

And our next question comes from Ross Taylor, CL King. Your line is open you may ask your question.

Ross Taylor:

Yes, my first question just has to do with, you know, some of your generic offerings or your initiatives on that side. I mean, has the generic products and particularly the Flea4X -- they, you know, progressed as you expected, you know, as a percent of your sales mix?

Mendo Akdag:

Yes, we're cautiously optimistic with it, but other than that we're not going to get into any specific data points.

Ross Taylor:

Okay, and my second question -- you know, your customer acquisition costs were, you know, down a little bit, year over year, and certainly down a lot from what you had in the June quarter. If you are able, you know, to significantly increase your TV advertising once you get past the election, is that likely to boost your, you know, customer acquisition costs materially or how much you manage that?

Mendo Akdag:

We were more efficient in the September quarter compared to the June quarter. In the June quarter we forced it and that's never a good idea. And we stuck to the fundamentals in the September quarter and took what was there, and we intend to continue to do that.

Ross Taylor:

Okay, and my final question is, you know, just trying to get a sense of the, you know, how the mild winter maybe has affected the flea and tick business, you know, over the first nine months of this year. I just wondered if you, you know, had any sense if in the September quarter the mix of flea and tick sales if you adjust for Novartis was kind of where it might normally be and whether you just see any evidence that, you know, maybe a lot of business was pulled forward into the March quarter from June.

Mendo Akdag:

That is correct. It was stronger, the flea business was stronger in the September quarter. And as you know the March quarter was strong and the June quarter was weak. Probably there was some revenue shift from June to March.

Ross Taylor:

Okay, that's helpful. Thanks very much.

Mendo Akdag:

You're welcome.

Coordinator:

And now I'd like to turn the call back over to Mendo Akdag and sir you may begin.

Mendo Akdag:

Thank you. Going forward we are focusing on advertising efficiency and shifting sales to higher margin items while continuing to expand our product offerings. This wraps up today's conference call. Thank you for joining us.  Operator this ends the conference call.

Coordinator:

Thank you. That does conclude today's conference call you may disconnect at this time.

END

Exhibit 99.1 Page 5 of 5